UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 3, 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.05  Costs Associated With Exit or Disposal Activities.

In October 2007, The Talbots, Inc. (the “Company”) publicly announced that it had initiated a comprehensive strategic review of its business, which has included a review of, among other operating matters, brand positioning, store growth, productivity including store productivity, non-core concepts, and distribution channels.  This strategic business review is expected to be completed in the first quarter of fiscal 2008.

As part of this strategic business review, on January 4, 2008, the Company announced its decision to exit its Talbots Kids and Talbots Mens businesses.  The strategic review determined that these concepts did not demonstrate the potential to deliver acceptable long-term return on investment.  The Board of Directors and management committed to this exit plan on January 3, 2008.  The Company currently expects to complete this exit plan by September 2008.  The Company will close approximately 78 stores throughout the U.S. as a result of this decision, including 66 Talbots Kids stores and 12 Talbots Mens stores. The closures will impact approximately 800 full- and part-time positions.

The Company anticipates that pre-tax expenses associated with exiting the Talbots Kids and Talbots Mens businesses will be approximately $39 to $47 million, which consists of approximately $3 million of severance, approximately $21 to $29 million of contract termination and facilities-related costs, approximately $4 million of inventory write-offs and approximately $11 million of store level fixed asset impairments.  Those total expenses are expected to result in cash expenditures of approximately $28 to $36 million.  The Company anticipates that of these pre-tax expenses, approximately $5 million will be incurred in the fiscal 2007 fourth quarter and the balance will be incurred primarily in fiscal 2008, but that certain cash payments associated with contract termination and facilities-related costs will be paid in later periods over various remaining lease terms.

The above estimated costs and charges are preliminary and may vary materially based on various factors, including timing in execution of the exit plan; outcome of negotiations with landlords and other third parties; inventory levels; and changes in management’s assumptions and projections.

Item 2.06  Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On January 4, 2008, the Company issued a press release announcing, among other things, the exit plan described in Item 2.05 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.   Among other forward looking information, all of the above estimated cash and non-cash costs and charges and estimated timing for such exit actions constitute forward-looking statements.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including the risks and factors referred to above in Item 2.05.  The reader is urged to consider all such factors.  Actual costs and timing may differ materially from what has been estimated.

All of our forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement, the Company does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof.

Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1       Press Release of The Talbots, Inc., dated January 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: January 4, 2008	By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Talbots, Inc., dated January 4, 2008.